Exhibit 99.1

Synacor Gains EBITDA Momentum – Revenue on Track, Adjusted EBITDA Exceeds Guidance,

Advertising Revenue Surges, Raises Guidance on Fiscal 2015 Adjusted EBITDA

•	Q2 2015 revenue of $24.7 million, within guidance range of $24.0 to $25.5 million

•	Q2 2015 adjusted EBITDA of $1.5 million, exceeds guidance range of $0.2 to $1.2 million

•	Adjusted EBITDA of $1.5 million in Q2 2015 up from a loss of $1.2 million in Q2 2014

•	Advertising revenue of $11.7 million, a 57% increase year-over-year

•	Fiscal 2015 adjusted EBITDA guidance raised to range of $3.5 to 5.0 million

BUFFALO, N.Y., August 4, 2015 (GLOBE NEWSWIRE) - Synacor Inc. (NASDAQ: SYNC), the trusted multiscreen technology and monetization partner for video, internet and communications providers, and device manufacturers, today announced its financial results for the quarter ended June 30, 2015.

“We continue to make solid progress across all areas of our strategic plan,” said Synacor CEO Himesh Bhise. “During the second quarter, advertising revenue jumped 57%, we renewed and expanded several relationships with clients, and we announced a strategic OTT video partnership with Siemens, all while sustaining profitability and generating cash. We are raising our full year adjusted EBITDA guidance while focusing the business for attractive growth markets.”

Q2 2015 Financial Results

Revenue: For the second quarter of 2015, total revenue was $24.7 million, an increase of 2% compared to $24.2 million in the second quarter of 2014. Search and advertising revenue was $19.0 million, an increase of 3% compared to $18.5 million in the second quarter of 2014. Advertising revenue alone was $11.7 million, a 57% increase compared to $7.4 million in the second quarter of 2014. Subscriber-based revenue was $5.7 million, which was flat compared to the second quarter of 2014.

For the second quarter of 2015, Synacor averaged 20.0 million multiplatform unique visitors per month, compared to 19.9 million in the second quarter of 2014.

Adjusted EBITDA: For the second quarter of 2015, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), which excludes stock-based compensation expense, was $1.5 million, or 6% of revenue, compared to a loss of $1.2 million, which excludes a $1.0 million pretax gain from the sale of a domain name, for the second quarter of 2014.

Net Income: For the second quarter of 2015, net loss was $1.1 million, compared to net loss of $1.9 million in the second quarter of 2014. Earnings per share, or EPS, was a loss of $0.04, as compared to a loss of $0.07 in the second quarter of 2014. The net loss includes stock-based compensation expense of $0.8 million, or $0.03 per share, in both the second quarter of 2015 and the second quarter of 2014. The EPS calculations for the second quarter of 2015 are based on 27.5 million weighted average common shares outstanding. The EPS calculations for the second quarter of 2014 are based on 27.4 million weighted average common shares outstanding.

Cash: The Company ended the second quarter of 2015 with $27.1 million in cash and cash equivalents, compared to $26.8 million at the end of the prior quarter. Cash generated by operating activities was $2.0 million for the second quarter of 2015, compared to $4.6 million used in operating activities in the same period of the prior year.

Business Outlook

Based on information available as of August 4, 2015, the company is providing financial guidance for the third quarter and fiscal 2015 as follows:

•	Q3 2015 Guidance: Revenue for the third quarter of 2015 is projected to be in the range of $23.0 million to $24.0 million. The company expects to report adjusted EBITDA of $0.1 million to $0.6 million.

•	Fiscal 2015 Guidance: Revenue for the full year of 2015 is projected to be in the range of $97.0 million to $102.0 million. For the full year of 2015, the company expects to report adjusted EBITDA of $3.5 million to $5.0 million.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the second quarter financial results with the investment community. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 80552540, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor’s website through August 11, 2015. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 80552540.

About Synacor

Synacor (NASDAQ: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, and device manufacturers. We deliver modern, multiscreen experiences and advertising to their consumers that require scale, actionable data and sophisticated implementation. www.synacor.com

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance (including, without limitation, statements and information in the Business Outlook section and the quotations from management), as well as Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies; the loss of a significant customer; our ability to obtain new customers; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and display advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s most recent Form 10-K, as amended, filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of August 4, 2015, and Synacor undertakes no duty to update this information.

Contacts

Investor Contact:

Denise Garcia, Managing Director

ICR

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

716-362-3880

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of	As of
	December 31,	June 30,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$25,600	$27,063
Accounts receivable, net	20,479	17,044
Prepaid expenses and other current assets	2,292	1,961

Total current assets	48,371	46,068
Property and equipment, net	15,128	14,083
Other long-term assets	101	51
Goodwill	1,565	1,565
Investments	1,073	1,016

Total Assets	$66,238	$62,783

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,545	$10,362
Accrued expenses and other current liabilities	8,403	7,459
Current portion of capital lease obligations	1,150	1,319

Total current liabilities	22,098	19,140
Long-term portion of capital lease obligation	1,383	1,180
Other long-term liabilities	275	566

Total Liabilities	23,756	20,886

Stockholders’ Equity:
Common stock	279	280
Treasury stock	(1,142)	(1,265)
Additional paid-in capital	105,961	107,660
Accumulated deficit	(62,636)	(64,792)
Accumulated other comprehensive income	20	14

Total stockholders’ equity	42,482	41,897

Total Liabilities and Stockholders’ Equity	$66,238	$62,783

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2015	2014	2015

Revenue	$24,191	$24,716	$49,439	$51,446
Costs and operating expenses:
Cost of revenue (1)	13,146	12,504	27,022	26,908
Technology and development (1)(2)	7,120	4,561	14,612	9,427
Sales and marketing (2)	2,457	3,639	4,594	7,201
General and administrative (1)(2)	3,499	3,351	6,598	6,724
Depreciation	1,117	1,660	2,175	3,156
Gain on sale of domain	(1,000)		(1,000)

Total costs and operating expenses	26,339	25,715	54,001	53,416

Loss from operations	(2,148)	(999)	(4,562)	(1,970)

Other income	6	17	14	1
Interest expense	(23)	(59)	(111)	(109)

Loss before income taxes and equity interest	(2,165)	(1,041)	(4,659)	(2,078)
(Benefit) provision for income taxes	(641)	16	(1,325)	21
Loss in equity interest	(344)	(25)	(590)	(57)

Net loss	$(1,868)	$(1,082)	$(3,924)	$(2,156)

Net loss per share attributable to Synacor, Inc.:
Basic	$(0.07)	$(0.04)	$(0.14)	$(0.08)

Diluted	$(0.07)	$(0.04)	$(0.14)	$(0.08)

Weighted average shares used to compute net loss per share:
Basic	27,360,588	27,534,119	27,397,695	27,475,481

Diluted	27,360,588	27,534,119	27,397,695	27,475,481

Notes:

(1)	Exclusive of depreciation shown separately.
(2)	Includes stock-based compensation as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2015	2014	2015
Technology and development	$375	$253	$702	$470
Sales and marketing	125	244	233	485
General and administrative	347	303	593	586

	$847	$800	$1,528	$1,541

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended
	June 30,
	2014	2015
Cash Flows from Operating Activities:
Net loss	$(3,924)	$(2,156)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,175	3,156
Stock-based compensation expense	1,528	1,541
Gain on sale of domain	(1,000)	—
Provision for deferred income taxes	(1,351)	—
Loss in equity investment	590	57
Change in assets and liabilities net of effect of acquisition:
Accounts receivable, net	(2,200)	3,435
Prepaid expenses and other current assets	(103)	331
Other long-term assets	166	50
Accounts payable	(2,179)	(2,133)
Accrued expenses and other current liabilities	703	(443)
Other long-term liabilities	(178)	291

Net cash (used) provided by operating activities	(5,773)	4,129

Cash Flows from Investing Activities:
Purchases of property and equipment	(2,796)	(1,561)
Investment in equity interest	(545)	—
Cash paid for business acquisition	—	(495)

Net cash used in investing activities	(3,341)	(2,056)

Cash Flows from Financing Activities:
Repayments on capital lease obligations	(1,117)	(672)
Proceeds from exercise of common stock options	59	70
Purchase of treasury stock	(562)	—

Net cash used in financing activities	(1,620)	(602)

Effect of exchange rate changes on cash and cash equivalents	1	(8)
Net (decrease) increase in Cash and Cash Equivalents	(10,733)	1,463
Cash and Cash Equivalents at beginning of period	36,397	25,600

Cash and Cash Equivalents at end of period	$25,664	$27,063

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2015	2014	2015

Reconciliation of Adjusted EBITDA:
Net loss	$(1,868)	$(1,082)	$(3,924)	$(2,156)
(Benefit) provision for income taxes	(641)	16	(1,325)	21
Interest expense	23	59	111	109
Other Income	(6)	(17)	(14)	(1)
Depreciation	1,117	1,660	2,175	3,156
Stock-based compensation	847	800	1,528	1,541
Loss on equity interest	344	25	590	57
Gain on sale of domain	(1,000)	—	(1,000)	—

Adjusted EBITDA	$(1,184)	$1,461	$(1,859)	$2,727